UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2019
Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35469	94-3354663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Race Street San Jose, CA	95126
(Address of Principal Executive Offices)	(Zip Code)

(408) 882-5100
(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On April 8, 2019, the Company’s Board of Directors (the “Board”) appointed Julie Iskow to the Board as a Class II director, effective upon the completion of the 2019 Annual Meeting of Stockholders, which is expected to occur on May 31, 2019.

There is no arrangement or understanding with any person pursuant to which Ms. Iskow was appointed as a member of the Board. There are also no family relationships between Ms. Iskow and any director or executive officer of the Company, and Ms. Iskow has no direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Iskow will receive cash compensation in accordance with the Company’s existing compensation policy for non-employee directors, which is described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 3, 2018.
The Company also intends to enter into its standard form of indemnification agreement with Ms. Iskow. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 2011.

Director Resignation

On April 8, 2019, John Grotting provided notice of his intention to resign from the Board, effective upon Ms. Iskow’s appointment.

Item 8.01.	Other Events.

Other Board Changes

On April 8, 2019, the Board also decided not to nominate Jeff Hillebrand for re-election at the 2019 Annual Meeting of Stockholders, and to instead nominate Bharat Sundaram in his place.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: April 15, 2019	By:	/s/ Justin Spencer
Justin Spencer
Executive Vice President and Chief Financial Officer